SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of May 12, 2017, by and among Air Industries Group, a Nevada corporation, with headquarters located at 360 Motor Parkway, Suite 100, Hauppauge, New York 11788 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

WHEREAS:

A.           The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506(b) of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

B.            The Company has authorized a new series of subordinated convertible notes of the Company, in substantially the form attached hereto as Exhibit A (the "Notes"), which Notes shall be convertible into the Company's common stock, par value $0.001 per share (the "Common Stock") (the shares of Common Stock issuable pursuant to the terms of the Notes, including, without limitation, upon conversion or otherwise, collectively, the "Conversion Shares"), in accordance with the terms of the Notes.

C.            Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of Notes set forth opposite such Buyer's name in column (3) on the Schedule of Buyers attached hereto (which aggregate principal amount of Notes for all Buyers shall be $3,090,000), and (ii) Warrants, in substantially the form attached hereto as Exhibit B (the "Warrants"), representing the right to acquire that number of shares of Common Stock set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (as exercised, collectively, the "Warrant Shares").

D.           The Notes, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities".

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.      PURCHASE AND SALE OF NOTES AND WARRANTS.

(a)   Purchase of Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (x) a principal amount of Notes as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers and (y) Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (the "Closing").

(b)   Closing. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below, at the offices of Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York 10036-4039.

(c)   Purchase Price. The aggregate purchase price for the Notes and the Warrants to be purchased by each Buyer at the Closing (the "Purchase Price") shall be the amount set forth opposite each Buyer's name in column (5) of the Schedule of Buyers. Each Buyer shall pay $970.87 for each $1,000 of principal amount of Notes and related Warrants to be purchased by such Buyer at the Closing. The Buyers and the Company agree that the Notes and the Warrants constitute an "investment unit" for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code"). The Buyers and the Company shall mutually agree upon the allocation of the issue price of such investment unit between the Notes and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) within five days after the date hereof, and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

(d)   Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Notes and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions and (ii) the Company shall deliver to each Buyer the Notes (allocated in the principal amounts as such Buyer shall request) which such Buyer is then purchasing hereunder along with the Warrants (allocated in the amounts as such Buyer shall request) which such Buyer is purchasing hereunder, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.      BUYER'S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself that, as of the date hereof and as of the Closing Date:

(a)   No Public Sale or Distribution. Such Buyer is (i) acquiring the Notes and the Warrants and (ii) upon issuance of the Conversion Shares pursuant to the terms of the Notes and upon exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)) will acquire the Conversion Shares issuable pursuant to the terms of the Notes and the Warrant Shares issuable upon exercise of the Warrants, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities. For purposes of this Agreement, "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any government or any department or agency thereof.

(b)   Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

(c)   Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d)   Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)   No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)    Transfer or Resale. Such Buyer understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f).

(g)   Legends. Such Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company ("DTC"), if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities are sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(h)   Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i)     No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a)   Organization and Qualification. Each of the Company and each of its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents (as defined below). The Company has no Subsidiaries except as set forth in the SEC Documents (as defined in Section 3(k)).

(b)   Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Notes, the Warrants, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, and the reservation for issuance and the issuance of the Conversion Shares and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company's Board of Directors and (other than (i) the filing of a Form D with the SEC and other filings as may be required by state securities agencies, (ii) the filing of a Form 8-K pursuant to the 1934 Act, (iii) the listing of the Conversion Shares and the Warrant Shares on the Principal Market and (iv) the consent of PNC Bank, National Association (“PNC Bank”), as agent for the lenders under the Company’s Amended and Restated Revolving Credit, Term Loan and Security Agreement with PNC Bank (the “Loan Facility”) no further filing, consent, or authorization is required by the Company, its Board of Directors or its shareholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c)   Issuance of Securities. The issuance of the Notes and the Warrants are duly authorized and, upon issuance, shall be validly issued and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds the sum of (i) 150% of the maximum number of Conversion Shares issued and issuable pursuant to the Notes based on the Conversion Price (as defined in the Notes) (without taking into account any limitations on the issuance thereof pursuant to the terms of the Notes) and (ii) the maximum number of Warrant Shares issued and issuable pursuant to the Warrants, each as of the Closing Date (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants). As of the date hereof, there are 17,349,835 shares of Common Stock authorized and unissued. Upon conversion of the Notes in accordance with the Notes or exercise of the Warrants in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d)   No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Articles of Incorporation (as defined in Section (3(r)) or Bylaws (as defined in Section (3(r)), any memorandum of association, certificate of incorporation, certificate of formation, bylaws, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the articles of association or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, except (x) insofar as the consent of PNC Bank pursuant to the Loan Facility is required for the issuance of the Notes and the other transactions contemplated by the Purchase Agreement, which consent has been obtained, and (y) that the Company has not filed a registration statement for the resale of the Registrable Securities, as required by and as that term is defined in the Registration Rights Agreement dated as of May 26, 2016, as amended, with the purchasers of its Series A Convertible Preferred Stock [or in respect of shares of Common Stock issuable upon exercise of outstanding warrants which grant the holders thereof registration rights (the “Registration Defaults”), or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including other foreign, federal and state securities laws and regulations and the rules and regulations of the NYSE MKT LLC (the "Principal Market") and including all applicable laws of the State of Nevada and any foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)    Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with (other than the filing of a Form D with the SEC and other filings as may be required by state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for the consent of PNC Bank, as agent for the lenders under the Company’s Loan Facility, which consent has been obtained, and the listing of the Conversion Shares and the Warrant Shares on the Principal Market. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (or in the case of the filings detailed above, will be made timely after the Closing Date), and the Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

(f)    Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer (other than Michael Taglich and Robert Taglich) is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an "affiliate" of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g)   No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, any placement agent fees payable to ROTH Capital Partners, LLC, as placement agent (the "Placement Agent") in connection with the sale of the Securities. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(h)   No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of shareholders of the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings for purposes of any such applicable shareholder approval provisions.

(i)     Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable pursuant to terms of the Notes will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares pursuant to the terms of the Notes in accordance with this Agreement and the Notes is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(j)     Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company or any of its Subsidiaries.

(k)   SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the Closing Date, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Buyers or their respective representatives, true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved ("GAAP") (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material either individually or in the aggregate). No other information provided by or on behalf of the Company to any of the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement or in the disclosure schedules to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(l)     Absence of Certain Changes. Except as disclosed in the SEC Documents and the loans to the Company in May 2017 by Michael Taglich and Robert Taglich in the aggregate amount of $1,000,000 (the “Taglich Loans”), since December 31, 2016, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or any of its Subsidiaries. Except as disclosed in the SEC Documents, since December 31, 2016, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $50,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $50,000. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up nor does the Company or any Subsidiary have any knowledge or reason to believe that any of its respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), "Insolvent" means, with respect to any Person, (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined in Section 3(s)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m)        No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance (other than the Taglich Loans and the transactions contemplated by the Transaction Documents) has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(n)   Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company (if any), its Articles of Incorporation or Bylaws or their organizational charter or memorandum of association or certificate of incorporation or articles of association or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the two (2) years prior to the date hereof, the Common Stock has been designated for quotation on the Principal Market. Except as set forth in the SEC Documents, during the two (2) years prior to the date hereof, (i) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (ii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)   Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)   Sarbanes-Oxley Act. The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q)   Transactions With Affiliates. Except for the Taglich Loans and the transactions contemplated by the Transaction Documents or as set forth in the SEC Documents , none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, employee, trustee or partner.

(r)    Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 3,000,000 shares of preferred stock, par value $0.001 per share, of which 2,000,000 shares are designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”), and 25,000,000 shares of Common Stock. As of the date hereof, 1,247,668 shares of Series A Preferred Stock are issued and outstanding and 7,650,165 shares of Common Stock are issued and outstanding, of which 6,818,142 shares of Common Stock are held by non-affiliates of the Company. As of the date hereof, 2,535,885 shares are reserved for issuance upon conversion of the Series A Preferred Stock, 482,550 shares of Common Stock are reserved for issuance upon conversion of the Company’s 8% Subordinated Convertible Notes due November 30, 2018 and January 31, 2019 (collectively, the “8% Notes”), 1,056,644 shares of Common Stock are reserved for issuance upon exercise of outstanding warrants and 516,342 shares of Common Stock are reserved for issuance pursuant to the Company's stock option and purchase plans. All of such outstanding shares have been validly issued and are fully paid and non-assessable. Except as disclosed in the SEC Documents, (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) , there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) , there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, other than the Taglich Loans; (iv) , there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) , there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) , there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) , neither the Company nor any Subsidiary has any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than the Taglich Loans and those incurred in the ordinary course of the Company's or any of its Subsidiary's' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished or made available to the Buyers true, correct and complete copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into, or exercisable or exchangeable for shares of Common Stock and the material rights of the holders thereof in respect thereto.

(s)    Indebtedness and Other Contracts. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), other than the Taglich Loans, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. The SEC Documents provide a detailed description of the material terms of the Indebtedness referenced in the previous sentence. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t)     Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in the SEC Documents. The matters set forth in the SEC Documents would not reasonably be expected to have a Material Adverse Effect.

(u)   Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v)   Employee Relations.

(i)       Except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their respective employees are good. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any of its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii)       The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)        Title. Except as set forth in the SEC Documents, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(x)   Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor ("Intellectual Property Rights") necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. Neither the Company nor its Subsidiaries owns any patents which are material to the business of the Company and its Subsidiaries taken as a whole. None of the Company's or its Subsidiaries' Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(y)   Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z)   Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa)         Investment Company Status. Neither the Company nor any Subsidiary is, and upon consummation of the sale of the Securities, and for so long any Buyer holds any Securities, will be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

(bb)        Tax Status. The Company and each of its Subsidiaries (i) has made or filed all U.S. federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(cc)         Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in the SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth in the SEC Documents, during the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(dd)        Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ee)         Ranking of Notes. Except for the Senior Indebtedness under the Loan Facility with PNC Bank), no Indebtedness of the Company or any of its Subsidiaries is senior to the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(ff)        Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(gg)        Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Placement Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(hh)        Acknowledgement Regarding Buyers' Trading Activity. The Company acknowledges and agrees that (i) none of the Buyers has been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) any Buyer, and counter-parties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction. The Company further understands and acknowledges that one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and/or the Warrant Shares are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing shareholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any of the documents executed in connection herewith.

(ii)       U.S. Real Property Holding Corporation. The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Code and the Company shall so certify upon any Buyer's request.

(jj)         Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(kk)        No Additional Agreements. Neither the Company nor any of its Subsidiaries has any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(ll)          Disclosure. Except for discussions specifically regarding the offer and sale of the Securities, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to you pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(mm)   Shell Company Status. The Company is not, and has not since 2005 been, an issuer identified in Rule 144(i)(1) of the 1933 Act.

(nn)        Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company's stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(oo)        No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company's ability to perform any of its obligations under any of the Transaction Documents.

(pp)        Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Anti-Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(qq)        No Conflicts with Sanctions Laws. Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Prospectus. Neither the Company nor any of its Subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or affiliates is, or is directly or indirectly owned or controlled by, a Person that is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC") or the U.S. Departments of State or Commerce and including, without limitation, the designation as a "specially designated national" or "blocked person"), the United Nations Security Council ("UNSC"), the European Union, Her Majesty's Treasury ("HMT") or any other relevant sanctions authority (collectively, "Sanctions"), or is the Company, any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo or Sanctions prohibiting trade with the country or territory, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a "Sanctioned Country"); no action of the Company or any of its Subsidiaries in connection with (i) the execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) the issuance and sale of the Securities or (iii) the direct or indirect use of proceeds from the Securities or the consummation of any other transaction contemplated hereby or by the other Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any Subsidiary, joint venture partner or other person or entity, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(rr)        Anti-Bribery. Neither the Company, nor any of its Subsidiaries or affiliates, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, or any of its Subsidiaries or affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which the Company does or seeks to do business (a "Private Sector Counterparty") or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), the U.K Bribery Act 2010, or any other similar law of any other jurisdiction in which the Company operates its business, including, in each case, the rules and regulations thereunder, (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; the Company and each of its respective Subsidiaries has instituted and has maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above and with this representation and warranty; and none of the Company, nor any of its Subsidiaries or affiliates will directly or indirectly use the proceeds of the convertible securities or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above.

(ss)         No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act ("Regulation D Securities"), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(tt)         Other Covered Persons. The Company is not aware of any Person (other than the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

4.      COVENANTS.

(a)   Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)   Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

(c)   Reporting Status. Until the date on which the Buyers shall have sold all of the Conversion Shares and Warrant Shares and none of the Notes or Warrants are outstanding (the "Reporting Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(d)   Use of Proceeds. The Company will use the proceeds from the sale of the Securities solely as set forth on Schedule 4(d).

(e)   Financial Information. The Company agrees to send the following to each holder of Securities (an "Investor") during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders. As used herein, "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)    Listing. The Company shall promptly secure the listing of all the Warrant Shares, Conversion Shares and any capital stock of the Company issued or issuable with respect to the Warrant Shares, the Warrants, the Conversion Shares or the Notes, in each case as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on the exercise of the Warrants and/or the conversion of the Notes (the "Underlying Shares"), upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Underlying Shares from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the authorization for quotation of the Common Stock on the Principal Market or any other Eligible Market (as defined in the Warrants). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g)   Fees. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers. The Company has advised Subscriber that it may pay Roth Capital Partners or Taglich Brothers, Inc. (collectively, the “Placement Agents”) a placement agent fee in connection with the sale contemplated hereby in an amount not to exceed 6% of the Purchase Price of the Securities subject hereto and, upon the agreement of the Company and either of the Placement Agents, all or a portion of the fee payable to such Agent may be satisfied by the issuance of Securities on the same terms as paid by the Buyer. The Company represents that there are no other parties entitled to receive fees, commissions, or similar payments in connection with the Offering described in this Agreement. Notwithstanding the foregoing, the fee paid iin respect of amounts invested by Michael Taglich and Robert Taglich shall be 3% of the Purchase Price of the Securities acdquired.

(h)   Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i)    Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first Business Day after each Closing Date, the Company shall issue a press release and simultaneously file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the form of the Warrants and the form of Notes as exhibits to such filing (including all attachments), the "8-K Filing"). From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate and be of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer. If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, it may provide the Company with written notice thereof. The Company shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates, shareholders or agents for any such disclosure. To the extent that the Company delivers any material, nonpublic information to a Buyer without such Buyer's consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent not to trade on the basis of, such material, nonpublic information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise.

(j)    Additional Notes; Variable Securities. So long as any Buyer beneficially owns any Notes, the Company will not issue any Notes other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes. For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, (i) issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Note is convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable or (ii) enter into any agreement, or issue any securities pursuant to any agreement, including, without limitation, an equity line of credit, at-the-market offering or similar agreement, whereby the Company may issue securities at a future determined price.

(k)   Corporate Existence. So long as any Buyer beneficially owns any Securities, the Company shall (i) maintain its corporate existence and (ii) not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

(l)    Reservation of Shares. So long as any Buyer owns any Securities, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the maximum number of Conversion Shares issued and issuable pursuant to the Notes based on the Conversion Price (as defined in the Notes) (without taking into account any limitations on the issuance thereof pursuant to the terms of the Notes) and (ii) the maximum number of Warrant Shares issued and issuable pursuant to the Warrants, each as of the Trading Day (as defined in the Warrants) immediately preceding the applicable date of determination (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants) (the “Required Reserve Amount”). If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company's obligations under Section 3(c), in the case of an insufficient number of authorized shares, obtain shareholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount.

(m)     Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(n)   Public Information. At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities, if a registration statement is not available for the resale of all of the Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (ii) if the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a "Public Information Failure") then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price of such holder's Securities on the day of a Public Information Failure and on every thirtieth day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such Public Information Failure no longer prevents a holder of Securities from selling such Securities pursuant to Rule 144 without any restrictions or limitations. The payments to which a holder shall be entitled pursuant to this Section 4(n) are referred to herein as "Public Information Failure Payments." Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

(o)     Notice of Disqualification Events. The Company will notify the Buyers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(a)   FAST Compliance. While any Warrants are outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

(b)   Closing Documents. On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Pillsbury Winthrop Shaw Pittman LLP a complete closing set of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 7 hereof or otherwise.

5.      REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)   Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Conversion Shares issuable pursuant to the terms of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)   Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in the form of Exhibit C attached hereto (the "Irrevocable Transfer Agent Instructions") to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares issued at the Closing or pursuant to the terms of the Notes or exercise of the Warrants in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves the Conversion Shares or the Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.      CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)              Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)             Such Buyer shall have delivered its Purchase Price to the Company (less, in the case of Empery, the amounts withheld pursuant to Section 4(g)), for the Notes and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)            The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7.      CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Notes and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)             The Company and each of its Subsidiaries shall have duly executed and delivered to such Buyer each of the following documents to which it is a party: (A) each of the Transaction Documents, (B) the Notes (allocated in such principal amounts as such Buyer shall request), being purchased by such Buyer at the Closing pursuant to this Agreement and (C) the related Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii)             Such Buyer shall have received the opinion of Eaton & Van Winkle LLP, the Company's outside counsel, dated as of the Closing Date, in substantially the form of Exhibit D attached hereto.

(iii)            The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit C attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(iv)            The Company shall have delivered to such Buyer a certified copy of the Articles of Incorporation of the Company, as amended as of the date hereof, together with a certificate evidencing the good standing of the Company , in each case issued by the Secretary of State of Nevada, as of a date within ten (10) days of the Closing Date.

(v)              The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Articles of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the Closing, in the form attached hereto as Exhibit E.

(vi)            The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Acting Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit F.

(vii)          The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Closing Date.

(viii)        The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(ix)            The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(x)             The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8.      TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party.

9.      MISCELLANEOUS.

(a)   Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)   Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

(c)   Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)   Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)   Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the aggregate number of shares of Common Stock issued or issuable under the Notes and Warrants (without regard to any restriction or limitation on the exercise of the Warrants or conversion of the Notes contained therein) (the "Required Holders"). Any amendment or waiver effected in accordance with this Section 9(e) shall be binding upon each Buyer and holder of Securities and the Company. No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f)    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the other Transaction Document's must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), (iii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iv) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Air Industries Group

360 Motor Parkway, Suite 100

Hauppauge, New York 11788

Telephone: (631) 881-4920

Attention: Chief Financial Officer

E-mail: mer@airindustriesgroup.com

With a copy to (for informational purposes only):

Eaton & Van Winkle LLP

3 Park Avenue, 16th floor

New York, NY 10016

Telephone: (212) 561-3604
Attention: Vincent J. McGill, Esq.

E-mail: vmcgill@evw.com

If to the Transfer Agent:

Broadridge Investor Communication Solutions Inc.

51 Mercedes Way

Edgewood, New York 11717
Telephone: (631) 274-2945

Attention: Robert Brasen

E-mail: Robert.Brasen@broadridge.com

If to a Buyer, to its address and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, New York 10036-1540
Telephone: (212) 858-1528
Attention: Jonathan J. Russo, Esq.
E-mail: jonathan.russo@pillsburylaw.com

or to such other address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender's e-mail containing the time and date, or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by electronic mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h)   No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k).

(i)     Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)     Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)   Indemnification. (i) In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(i), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(ii) Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Buyers holding at least a majority of the Securities issued and issuable hereunder. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation, (ii) requires any admission of wrongdoing by such Indemnitee, or (iii) obligates or requires an Indemnitee to take, or refrain from taking, any action. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(iii) The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv) The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

(l)     No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)        Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)   Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)   Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p)   Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

AIR INDUSTRIES GROUP

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

By:
Name:
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

[Other Buyers]

By:
Name:
Title:

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)
Buyer	Address and Facsimile Number	Aggregate Principal Amount of Notes	Number of Warrant Shares	Purchase Price	Legal Representative's Address and E-Mail Address
		$[ ]	[ ]	$[ ]
		$[ ]	[ ]	$[ ]
		$[ ]	[ ]	$[ ]

EXHIBITS

Exhibit A	Form of Notes
Exhibit B	Form of Warrants
Exhibit C	Form of Irrevocable Transfer Agent Instructions
Exhibit D	Form of Opinion of Company Counsel
Exhibit E	Form of Secretary's Certificate
Exhibit F	Form of Officer's Certificate

SCHEDULES

Schedule 3(r)	Equity Capitalization
Schedule 4(d)	Use of Proceeds

EXHIBIT A

FORM OF SUBORDINATED CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 19(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

Air Industries Group

SUBORDINATED CONVERTIBLE NOTE

Issuance Date: May [ ], 2017	Original Principal Amount: U.S. $[ ]

FOR VALUE RECEIVED, Air Industries Group, a Nevada corporation (the "Company"), hereby promises to pay to [BUYER] or registered assigns (the "Holder") in cash and/or in shares of Common Stock (as defined below), the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise or as increased pursuant to the terms hereof, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay default interest ("Interest") on any outstanding Principal at the applicable Default Rate, whether upon the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Subordinated Convertible Note (including all Subordinated Convertible Notes issued in exchange, transfer or replacement hereof, this "Note") is one of an issue of Subordinated Convertible Notes issued pursuant to the Securities Purchase Agreement on the Closing Date (collectively, the "Notes" and such other Subordinated Convertible Notes, the "Other Notes"). Certain capitalized terms used herein are defined in Section 32.

(1)   PAYMENTS OF PRINCIPAL; PREPAYMENT. The Company acknowledges and agrees that this Note was issued at an original issue discount. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, if any, and accrued and unpaid Late Charges, if any (as defined in Section 25(b)) on such Principal and Interest. The "Maturity Date" shall be May [  ], 20181 Other than as specifically permitted by this Note, the Company may not prepay or redeem any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.

(2)   DEFAULT INTEREST. This Note shall not bear any ordinary interest. Interest on this Note shall commence accruing immediately upon the occurrence of, and shall continue accruing during the continuance of, an Event of Default, at the Default Rate and shall be computed on the basis of a 360-day year of twelve 30-day months and shall be payable, if applicable, on the Maturity Date to the record holder of this Note on the Maturity Date in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company. Upon the occurrence and during the continuance of an Event of Default, Interest on this Note shall accrue at the Default Rate and be payable by way of inclusion of the Interest in the Conversion Amount (as defined in Section 3(b)(i)) on each (i) Conversion Date (as defined in Section 3(c)(i)) in accordance with Section 3(c)(i) and/or (ii) Redemption Date. In the event that an Event of Default is subsequently cured, the Interest shall cease to accrue as of the date of such cure; provided, that the Interest as calculated and unpaid as of the cure of such Event of Default shall continue to be due and payable as set forth above.

(3)   CONVERSION OF NOTES. At any time or times after the date set out above as the Issuance Date (the "Issuance Date"), this Note shall be convertible into shares of Common Stock on the terms and conditions set forth in this Section 3.

(a)   Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)   Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate").

___________________________

1 Insert date that is the one (1) year anniversary of the Issuance Date.

(i)            "Conversion Amount" means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest, if any, with respect to such Principal and (C) accrued and unpaid Late Charges, if any, with respect to such Principal and Interest.

(ii)         "Conversion Price" means, as of any Conversion Date or other date of determination, (x) from the date hereof through November [●], 20172, inclusive, $[●]3 per share, subject to adjustment as provided herein (the price set forth in this clause (x), the "Fixed Conversion Price") and (y) thereafter, the lowest of (I) the Fixed Conversion Price, and (II) 75% of the arithmetic average of the five (5) Weighted Average Prices of the Common Stock during the five (5) consecutive Trading Day period ending on the Trading Day immediately preceding the delivery of the applicable Conversion Notice to the Company. For the avoidance of doubt, all such foregoing determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

(c)   Mechanics of Conversion.

(i)            Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for delivery on or prior to 5:00 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and (B) if required by Section 3(c)(iii), but without delaying the Company's requirement to deliver shares of Common Stock on the applicable Share Delivery Date (as defined below), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). The Holder may also indicate in a Conversion Notice the number of shares of Common Stock it seeks to receive upon conversion of any portion of this Note and the reduction of the Conversion Amount pursuant to such conversion shall be determined at the end of such Conversion Date by multiplying such number of shares of Common Stock by the applicable Conversion Price. No ink-original Conversion Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Conversion Notice be required. On or before the first (1st) Business Day following the date of delivery of a Conversion Notice, the Company shall transmit by facsimile or electronic mail a confirmation of receipt of such Conversion Notice to the Holder and the Company's transfer agent (the "Transfer Agent"). On or before the earlier of (i) the third (3rd) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case, following the date of delivery of a Conversion Notice (a "Share Delivery Date"), the Company shall (x) provided that the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal At Custodian system or (y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after delivery of this Note and at its own expense, issue and deliver to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date, if such day is a Business Day, and if not, then on the next Business Day, irrespective of the date such shares of Common Stock are credited to the Holder's account with DTC or the date of delivery of the certificates evidencing such shares of Common Stock, as the case may be.

___________________________

2 Insert the date that is six (6) months following the Issuance Date.

3 Insert the Weighted Average Price of the Common Stock for the five trading days immediately prior to signing definitive documents.

(ii)          Company's Failure to Timely Convert. If the Company shall fail on or prior to the applicable Share Delivery Date to issue and deliver a certificate to the Holder, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or credit the Holder's balance account with DTC, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, for the number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion of any Conversion Amount (a "Conversion Failure"), and if on or after such Trading Day on which the certificate was to have been delivered to the Holder or the number of shares of Common Stock to which the Holder is entitled were to have been deposited in its account the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder's balance account with DTC for such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”) over the product of (A) such number of shares of Common Stock, times (B) the price at which the sell order giving rise to such purchase obligation was executed.. Nothing herein shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

(iii)        Registration; Book-Entry. The Company shall maintain a register (the "Register") for the recordation of the names and addresses of the holders of each Note and the Principal amount of the Notes (and stated interest thereon) held by such holders (the "Registered Notes"). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest, if any, hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by the Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate Principal amount as the Principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 18. Notwithstanding anything to the contrary in this Section 3(c)(iii), the Holder may assign any Note or any portion thereof to an Affiliate of such Holder or a Related Fund of such Holder without delivering a request to assign or sell such Note to the Company and the recordation of such assignment or sale in the Register (a "Related Party Assignment"); provided, that (x) the Company may continue to deal solely with such assigning or selling Holder unless and until such Holder has delivered a request to assign or sell such Note or portion thereof to the Company for recordation in the Register; (y) the failure of such assigning or selling Holder to deliver a request to assign or sell such Note or portion thereof to the Company shall not affect the legality, validity, or binding effect of such assignment or sale and (z) such assigning or selling Holder shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register (the "Related Party Register") comparable to the Register on behalf of the Company, and any such assignment or sale shall be effective upon recordation of such assignment or sale in the Related Party Register. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges, if any, converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iv)       Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from the Holder of this Note and one or more holders of Other Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of this Note and the Other Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from the Holder and each holder of Other Notes electing to have this Note or the Other Notes converted on such date a pro rata amount of such holder's portion of the Note and its Other Notes submitted for conversion based on the Principal amount of this Note and the Other Notes submitted for conversion on such date by such holder relative to the aggregate Principal amount of this Note and all Other Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 24.

(d)   Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties whose identities and beneficial ownership of Common Stock have been made known to the Company, collectively would beneficially own in excess of 4.99% (the "Maximum Percentage") of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Other Notes and Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d). For purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of the Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the "Reported Outstanding Share Number"). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder's beneficial ownership, as determined pursuant to this Section 3(d), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

(4)   SUBORDINATION.

(a)    This Note will be subordinate and junior to the Company’s Senior Indebtedness. The Company for itself, its successors and assigns, covenants and agrees and the Holder of this Note, for itself, its successors and assigns, by its acceptance of this Note likewise covenants and agrees that, to the extent provided below, the payment of all amounts due pursuant to this Note is hereby expressly subordinated and junior in right of payment to the extent and in the manner hereinafter set forth, to the Company’s Senior Indebtedness.

(b)    Upon the acceleration of any Senior Indebtedness or upon the maturity of all or any portion of the principal amount of any Senior Indebtedness by lapse of time, acceleration or otherwise, all such Senior Indebtedness which has been so accelerated or matured shall first indefeasibly be paid in full before any payment is made by the Company or any person acting on behalf of the Company on account of any obligations evidenced by this Note.

(c)    The Company shall not pay any principal portion of this Note, or interest accrued hereon, if at such time there exists a Blockage Event (as hereafter defined) and written notice thereof has been given to the Company and the Holder by the holders of the Senior Indebtedness.

(d)    A “Blockage Event” is deemed to exist for the period of time commencing on the date of receipt by the Holder of written notice of the occurrence of a Default or an Event of Default (as defined in the instruments evidencing the Senior Indebtedness), provided that the failure to pay accrued interest on this Note when due shall not give rise to a Blockage Event in the absence of another Default or Event of Default, which notice shall specify such Default or Event of Default, and ending on:

(i)    the date such Default or Event of Default under the Senior Indebtedness, as applicable, is cured or waived, provided that such Default or Event of Default is in the payment of any amount due thereunder; or (ii)   in the case of any other Default or Event of Default under the Senior Indebtedness, the earlier of (A) the date on which Holder has received written notice of such Default or Event of Default shall have been cured or waived and (B) the date that is 365 days after the occurrence of such Default or Event of Default, provided that a Blockage Event with respect to a single specified Default or Event of Default may be deemed to occur only once for each twelve-month period, provided, further, that no Default or Event of Default that existed at the commencement of, or during the pendency of, a Blockage Event shall serve as the basis for the institution of any subsequent Blockage Event.

A Blockage Event shall not be deemed to have existed during the period of time commencing on the date upon which the holder of this Note accelerates payment of the principal amount of this Note or such other Notes as a result of any Event of Default hereunder and ending on the 365th day after written notice of such acceleration given by the holder or such other holders to the Company and the holders of the instruments evidencing the Senior Indebtedness; provided that in no event shall the Company pay the holder of this Note or the holders of any other Notes the principal amount so accelerated if a Blockage Event then exists until the Senior Indebtedness has been paid in full.

(e)    At any time there exists a Blockage Event, (i) the Company shall not, directly or indirectly, make any payment of any part of this Note, (ii) the Holder shall not demand or accept from the Company or any other person any such payment or cancel, set-off or otherwise discharge any part of the indebtedness represented by this Note, and (iii) neither the Company nor the Holder shall otherwise take or permit any action prejudicial to or inconsistent with the priority position of any holder of Senior Indebtedness over the Holder of this Note.

(f)    No right of any holder of Senior Indebtedness to enforce the subordination provisions of this obligation shall be impaired by any act or failure to act by the Company or the Holder or by their failure to comply with this Note or any other agreement or document evidencing, related to or securing the obligations hereunder. Without in any way limiting the generality of the preceding sentence, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Note or the obligations of the Holder to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment of any Senior Indebtedness provided that such change does not materially impact Holder in an adverse manner; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing any Senior Indebtedness; (iii) release any person or entity liable in any manner for the collection of any Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company or any other person or entity.

(g)   In the event that the Company shall make any payment or prepayment to the Holder on account of the obligations under this Note which is prohibited by this Section, such payment shall be held by the Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts and priorities of Senior Indebtedness held by them) to the extent necessary to pay all Senior Indebtedness due to such holders of Senior Indebtedness in full in accordance with its terms (whether or not such Senior Indebtedness is due and owing), after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

(h)   After all Senior Indebtedness indefeasibly is paid in full and until the obligations under the Note are paid in full, the Holder shall be subrogated to the rights of holders of Senior Indebtedness to the extent that distributions otherwise payable to the Holder have been applied to the payment of Senior Indebtedness. For purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section and no payment over pursuant to the provisions of this Section to holders of such Senior Indebtedness by the Holder, shall, as between the Company, its creditors other than holders of such Senior Indebtedness, and the Holder, be deemed to be a payment by the Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Section are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand and the Holder, on the other hand.

(i)    In any insolvency, receivership, bankruptcy, dissolution, liquidation or reorganization proceeding, or in any other proceeding, whether voluntary or involuntary, by or against the Company under any bankruptcy or insolvency law or laws relating to relief of debtors, to compositions, extensions or readjustments of indebtedness:

(i)   the claims of any holders of Senior Indebtedness against the Company shall be paid indefeasibly in full in cash or such payment shall have been provided for in a manner acceptable to the holders of at least a majority of the then outstanding principal amount of the Senior Indebtedness before any payment is made to the Holder;

(ii)  until all Senior Indebtedness is indefeasibly paid in full in cash or such payment shall have been provided for in a manner acceptable to the holders of at least a majority of the then outstanding principal amount of the Senior Indebtedness before any payment is made to the Holder, any distribution to which the Holder would be entitled but for this Section shall be made to holders of Senior Indebtedness, except for distribution of securities issued by the Company which are subordinate and junior in right of payment to the Senior Indebtedness; and

(iii)  the holders of Senior Indebtedness shall have the right to enforce, collect and receive every such payment or distribution and give acquittance therefor. If, in or as a result of any action case or proceeding under Title 11 of the United States Code, as amended from time to time, or any comparable statute, relating to the Company, the holders of the Senior Indebtedness return, refund or repay to the Company, or any trustee or committee appointed in such case or proceeding receive any payment or proceeds of any collateral in connection with such action, case or proceeding alleging that the receipt of such payments or proceeds by the holders of the Senior Indebtedness was a transfer voidable under state or federal law, then the holders of the Senior Indebtedness shall not be deemed ever to have received such payments or proceeds for purposes of this Note in determining whether and when all Senior Indebtedness has been paid in full and the Company shall pay or cause to be paid, and the Holder shall be entitled to receive any such funds, proceeds or collateral to satisfy all amounts due hereunder. In the event the holders of Senior Indebtedness receive amounts in excess of payment in full (cash) of amounts outstanding in respect of Senior Indebtedness (without giving effect to whether claims in respect of the Senior Indebtedness are allowed in any insolvency proceeding), the holders of Senior Indebtedness shall pay such excess amounts to the Holder.

(j)    By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the holder of any Senior Indebtedness in order to implement the foregoing provisions of this Section.

(5)   RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an "Event of Default":

(i)            (A) the suspension of the Common Stock from trading on an Eligible Market for a period of two (2) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period or (B) the failure of the Common Stock to be listed on an Eligible Market;

(ii)           the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Business Days after the applicable Conversion Date or (B) notice, written or oral, to the Holder or any holder of the Other Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of this Note or any Other Notes into shares of Common Stock that is tendered in accordance with the provisions of this Note or the Other Notes, other than pursuant to Section 3(d) (and analogous provisions under the Other Notes);

(iii)          the Company's failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note or the Other Notes (including, without limitation, the Company's failure to pay any redemption amounts hereunder) or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, except, in the case of a failure to pay Interest and/or Late Charges when and as due, in which case only if such failure continues for a period of no more than an aggregate of five (5) Business Days;

(iv)          any default under any Senior Indebtedness of the Company or any of its Subsidiaries other than with respect to this Note or any Other Notes which results in the acceleration of such Senior Indebtedness;

(v)           the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, "Bankruptcy Law"), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "Custodian"), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vi)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(vii)          a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(viii)        other than as specifically set forth in another clause of this Section 4(a), the Company or any of its Subsidiaries breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of at least an aggregate of five (5) Business Days;

(ix)            any breach or failure in any respect to comply with Sections 16 or 17 of this Note;

(x)             any material damage to, or loss, theft or destruction of, a material amount of property of the Company, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement);

(xi)            a false or inaccurate certification by the Company as to whether any Event of Default has occurred; or

(xii)          any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b) Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one (1) Business Day deliver written notice thereof via facsimile or electronic mail and overnight courier (an "Event of Default Notice") to the Holder. At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (an "Event of Default Redemption") all or any portion of this Note by delivering written notice thereof (the "Event of Default Redemption Notice") to the Company and the holders of the Senior Indebtedness, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to require the Company to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 5(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the Conversion Amount being redeemed (the "Event of Default Redemption Price"). Redemptions required by this Section 5(b) shall be made in accordance with the provisions of Section 13. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Event of Default Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. Notwithstanding anything to the contrary in the foregoing, the right of the Holder to require redemption of all or a portion of this Note is subject to the subordination provisions of Section 4 hereof.

6.   RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(e)   Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 6(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders, including agreements, if so requested by the Holder, to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the Principal amounts and the Default Rate of the Notes then outstanding held by such holder, having similar conversion rights and having similar ranking to the Notes, and reasonably satisfactory to the Required Holders. No later than (i) thirty (30) days prior to the occurrence or consummation of any Fundamental Transaction or (ii) if later, the first Trading Day following the date the Company first becomes aware of the occurrence or potential occurrence of a Fundamental Transaction, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to the Holder. Upon the occurrence or consummation of any Fundamental Transaction, the Company and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term "Company" under this Note (so that from and after the date of such Fundamental Transaction, each and every provision of this Note referring to the "Company" shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Note with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Note, and, solely at the request of the Holder, if the Successor Entity and/or Successor Entities is a publicly traded corporation whose common capital stock is quoted on or listed for trading on an Eligible Market, shall deliver (in addition to and without limiting any right under this Note) to the Holder in exchange for this Note a security of the Successor Entity and/or Successor Entities evidenced by a written instrument substantially similar in form and substance to this Note and convertible for a corresponding number of shares of capital stock of the Successor Entity and/or Successor Entities (the "Successor Capital Stock") equivalent (as set forth below) to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction (such corresponding number of shares of Successor Capital Stock to be delivered to the Holder shall equal the greater of (I) the quotient of (A) the aggregate dollar value of all consideration (including cash consideration and any consideration other than cash ("Non-Cash Consideration"), in such Fundamental Transaction, as such values are set forth in any definitive agreement for the Fundamental Transaction that has been executed at the time of the first public announcement of the Fundamental Transaction or, if no such value is determinable from such definitive agreement, as determined in accordance with Section 24 with the term "Non-Cash Consideration" being substituted for the term "Conversion Price") that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Note been converted immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the conversion of this Note) (the "Aggregate Consideration") divided by (B) the per share Closing Sale Price of such Successor Capital Stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction and (II) the product of (A) the quotient obtained by dividing (x) the Aggregate Consideration, by (y) the Closing Sale Price of the Common Stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction and (B) the highest exchange ratio pursuant to which any shareholder of the Company may exchange Common Stock for Successor Capital Stock) (provided, however, to the extent that the Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then the Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for the Holder until such time or times, as its right thereto would not result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be delivered such shares to the extent as if there had been no such limitation), and such security shall be satisfactory to the Holder, and with an identical conversion price to the Conversion Price hereunder (such adjustments to the number of shares of capital stock and such conversion price being for the purpose of protecting after the consummation or occurrence of such Fundamental Transaction the economic value of this Note that was in effect immediately prior to the consummation or occurrence of such Fundamental Transaction, as elected by the Holder solely at its option). Upon occurrence or consummation of the Fundamental Transaction, the Company and the Successor Entity or Successor Entities shall deliver to the Holder confirmation that there shall be issued upon conversion of this Note at any time after the occurrence or consummation of the Fundamental Transaction, as elected by the Holder solely at its option, shares of Common Stock, Successor Capital Stock or, in lieu of the shares of Common Stock or Successor Capital Stock (or other securities, cash, assets or other property purchasable upon the conversion of this Note prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Note been converted immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. The provisions of this Section 6(a) shall apply similarly and equally to successive Fundamental Transactions.

(f)    Redemption Right. No sooner than twenty-five (25) days nor later than twenty (20) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to the Holder (a "Change of Control Notice"). At any time during the period beginning on the earlier to occur of (x) any oral or written agreement by the Company or any of its Subsidiaries, upon consummation of which the transaction contemplated thereby would reasonably be expected to result in a Change of Control, (y) the Holder becoming aware of a Change of Control and (z) the Holder's receipt of a Change of Control Notice and ending twenty-five (25) Trading Days after the date of the consummation of such Change of Control, the Holder may require the Company to redeem (a "Change of Control Redemption") all or any portion of this Note by delivering written notice thereof ("Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to require the Company to redeem. The portion of this Note subject to redemption pursuant to this Section 6(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the Conversion Amount being redeemed (the "Change of Control Redemption Price"). Redemptions required by this Section 6 shall be made in accordance with the provisions of Section 13 and shall have priority to payments to shareholders in connection with a Change of Control, but shall be subject to the subordination provisions of Section 4 hereof. To the extent redemptions required by this Section 6(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 6, but subject to Section 3(d), until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 6(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3.

(4)      DISTRIBUTION OF ASSETS; RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a)   Distribution of Assets. If the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property, Options, evidence of Indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the "Distributions"), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder's right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such rights (and any rights under this Section 7(a) on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(b)   Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(c)   Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, the Holder will thereafter have the right to receive upon conversion of this Note at any time after the occurrence or consummation of the Corporate Event, shares of Common Stock or Successor Capital Stock or, if so elected by the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion of this Note prior to such Corporate Event (but not in lieu of such items still issuable under Sections 7(a) and 7(b), which shall continue to be receivable on the Common Stock or on such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Note been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion of this Note). Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section 7 shall apply similarly and equally to successive Corporate Events.

(5)      RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a)   Adjustment of Fixed Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

(b)   Voluntary Adjustment by Company. The Company may at any time during the term of this Note, with the prior written consent of the Required Holders, reduce the then current Fixed Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(6)      OPTIONAL REDEMPTION AT THE COMPANY'S ELECTION.

(a)   General. At any time and from time to time after the Issuance Date, the Company shall have the right to redeem all or any portion of the Conversion Amount then remaining under this Note and the Other Notes (the "Company Optional Redemption Amount") as designated in the applicable Company Optional Redemption Notice on a Company Optional Redemption Date (each as defined below) (a "Company Optional Redemption"). The portion of this Note and the Other Notes subject to redemption pursuant to this Section 9(a) shall be redeemed by the Company on the applicable Company Optional Redemption Date (as defined below) in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in (a "Company Optional Redemption Price"). The Company may exercise its right to require redemption under this Section 9 by delivering prior written notice thereof three (3) Trading Days prior to the applicable Company Optional Redemption Date (as defined below) by facsimile or electronic mail and overnight courier to the Holder and all, but not less than all, of the holders of the Other Notes (a "Company Optional Redemption Notice" and the date all of the holders of the Notes received such notice is referred to as a "Company Optional Redemption Notice Date"). Each Company Optional Redemption Notice shall be irrevocable. Each Company Optional Redemption Notice shall (i) state the date on which the applicable Company Optional Redemption shall occur (a "Company Optional Redemption Date"), which date shall be three (3) Trading Days following the applicable Company Optional Redemption Notice Date or and (ii) state the aggregate Conversion Amount of the Notes which the Company has elected to be subject to Company Optional Redemption from the Holder and all of the holders of the Other Notes pursuant to this Section 9(a) (and analogous provisions under the Other Notes) on such Company Optional Redemption Date. Notwithstanding anything to the contrary in this Section 9, until the applicable Company Optional Redemption Price is paid in full, such Company Optional Redemption Amount may be converted, subject to Section 3(d), in whole or in part, by the Holder into shares of Common Stock pursuant to Section 3. All Conversion Amounts converted by the Holder after a Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on such Company Optional Redemption Date, unless the Holder otherwise indicates in the applicable Conversion Notice. Company Optional Redemptions made pursuant to this Section 9 shall be made in accordance with Section 13. To the extent redemptions required by this Section 9 are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments.

(b)   Pro Rata Redemption Requirement. If the Company elects to cause a Company Optional Redemption pursuant to Section 9(a), then it must simultaneously take the same action in the same proportion with respect to the Other Notes. If the Company elects to cause a Company Optional Redemption pursuant to Section 9(a) (or similar provisions under the Other Notes) with respect to less than all of the Conversion Amounts of the Notes then outstanding, then the Company shall require redemption of a Conversion Amount from each of the holders of the Notes equal to the product of (i) the aggregate Company Optional Redemption Amount of Notes which the Company has elected to cause to be redeemed pursuant to Section 9(a), multiplied by (ii) the fraction, the numerator of which is the sum of the aggregate Original Principal Amount of the Notes purchased by such holder of outstanding Notes and the denominator of which is the sum of the aggregate Original Principal Amount of the Notes purchased by all holders holding outstanding Notes (such fraction with respect to each holder is referred to as its "Company Optional Redemption Allocation Percentage", and such amount with respect to each holder is referred to as its "Pro Rata Company Optional Redemption Amount"); provided, however that in the event that any holder's Pro Rata Company Optional Redemption Amount exceeds the outstanding Principal amount of such holder's Note, then such excess Pro Rata Company Optional Redemption Amount shall be allocated amongst the remaining holders of Notes in accordance with the foregoing formula. In the event that the initial holder of any Notes shall sell or otherwise transfer any of such holder's Notes, the transferee shall be allocated a pro rata portion of such holder's Company Optional Redemption Allocation Percentage and Pro Rata Company Optional Redemption Amount.

(7)      ADJUSTMENT OF PRINCIPAL. On August [●], 20174 and on the end of each thirty (30) day period thereafter or, if any such date falls on a Holiday, the next day that is not a Holiday, through the Maturity Date, the principal amount under this Note shall automatically be increased by $[●]5 without any further action by the Holder or the Company.

(8)      NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(9)      RESERVATION OF AUTHORIZED SHARES.

(a)   Reservation. The Company shall initially reserve out of its authorized and unissued shares of Common Stock a number of shares of Common Stock for each of this Note and the Other Notes equal to 150% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date. So long as any of this Note and the Other Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note and the Other Notes, the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided, that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved pursuant hereto (in each case, without regard to any limitations on conversions) (the "Required Reserve Amount"). The initial number of shares of Common Stock reserved for conversions of this Note and the Other Notes and each increase in the number of shares so reserved shall be allocated pro rata among the Holder and the holders of the Other Notes based on the Principal amount of this Note and the Other Notes held by each holder at the Closing (as defined in the Securities Purchase Agreement) or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation"). In the event that a holder shall sell or otherwise transfer this Note or any of such holder's Other Notes, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the Holder and the remaining holders of Other Notes, pro rata based on the Principal amount of this Note and the Other Notes then held by such holders.

___________________________

4 Insert date that is ninety one (91) days immediately following the Issuance Date or, if such date falls on a Holiday, the next day that is not a Holiday.

5 Insert dollar amount equal to 2% of the Original Principal Amount of this Note.

(b)   Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the written consent of its shareholders for the approval of an increase in the number of authorized shares of Common Stock and provide each shareholder with an information statement with respect thereto or (y) hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders' approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the shareholders that they approve such proposal. Notwithstanding the foregoing, if during any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. If, upon any conversion of this Note, the Company does not have sufficient authorized shares to deliver in satisfaction of such conversion, then unless the Holder elects to rescind such attempted conversion, the Holder may require the Company to pay to the Holder within three (3) Trading Days of the applicable attempted conversion, cash in an amount equal to the product of (i) the number of shares of Common Stock that the Company is unable to deliver pursuant to this Section 12, and (ii) the highest Closing Sale Price of the Common Stock during the period beginning on the date of the applicable Conversion Date and ending on the date the Company makes the applicable cash payment.

(10)        REDEMPTIONS.

(a)   Mechanics. Subject to the subordination provisions of Section 4 hereof, the Company shall deliver the applicable Event of Default Redemption Price to the Holder within three (3) Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice (the "Event of Default Redemption Date"). If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 6(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder (i) concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and (ii) within three (3) Business Days after the Company's receipt of such notice otherwise (such date, the "Change of Control Redemption Date"). The Company shall deliver the applicable Company Optional Redemption Price to the Holder on the applicable Company Optional Redemption Date. The Company shall pay the applicable Redemption Price to the Holder in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company on the applicable due date. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal which has not been redeemed and any accrued Interest on such Principal which shall be calculated as if no Redemption Notice has been delivered. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price has not been paid. Upon the Company's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 20(d)) to the Holder representing such Conversion Amount to be redeemed. The Holder's delivery of a notice voiding a Redemption Notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(b)   Redemption by Other Holders. Upon the Company's receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of the occurrence of one of the events or occurrences described in Section 5(b) or Section 6(b) or pursuant to equivalent provisions set forth in the Other Notes (each, an "Other Redemption Notice"), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile or electronic mail a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from the Holder and each holder of the Other Notes based on the Principal amount of this Note and the Other Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

(c)   Insufficient Assets. If upon a Redemption Date, the assets of the Company are insufficient to pay the applicable Redemption Price, the Company shall (i) take all appropriate action reasonably within its means to maximize the assets available for paying the applicable Redemption Price, (ii) redeem out of all such assets available therefor on the applicable Redemption Date the maximum possible portion of the applicable Redemption Price that it can redeem on such date, pro rata among the Holder and the holders of the Other Notes to be redeemed in proportion to the aggregate Principal amount of this Note and the Other Notes outstanding on the applicable Redemption Date and (iii) following the applicable Redemption Date, at any time and from time to time when additional assets of the Company become available to pay the balance of the applicable Redemption Price of this Note and the Other Notes, the Company shall use such assets, at the end of the then current fiscal quarter, to pay the balance of such Redemption Price of this Note and the Other Notes, or such portion thereof for which assets are then available, on the basis set forth above at the applicable Redemption Price, and such assets will not be used prior to the end of such fiscal quarter for any other purpose. Interest on the Principal amount of this Note and the Other Notes that have not been redeemed shall continue to accrue until such time as the Company redeems this Note and the Other Notes. The Company shall pay to the Holder the applicable Redemption Price without regard to the legal availability of funds unless expressly prohibited by applicable law or unless the payment of the applicable Redemption Price could reasonably be expected to result in personal liability to the directors of the Company.

(11)        VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law and as expressly provided in this Note.

(12)         RANK. All payments due under this Note shall be (i) subordinate and junior to all Senior Indebtedness, and (ii) pari passu with all other Indebtedness of the Company, including without limitation, the Company’s 8% Subordinated Convertible Promissory Notes due November 30, 2018 and February 28, 2019, respectively, outstanding on the date hereof or issued after the date hereof in lieu of payment of accrued interest thereon (collectively, the “8% Notes”) and all of the Other Notes..

(13)        NEGATIVE COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, and the Company shall not permit any of its Subsidiaries without the prior written consent of the Required Holders to, directly or indirectly:

(a)   incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness;

(b)   allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") other than Permitted Liens;

(c)   redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than this Note and the Other Notes and the Senior Indebtedness), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing;

(d)   redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (including, without limitation Permitted Indebtedness other than this Note and the Other Notes), by way of payment in respect of principal of (or premium, if any) such Indebtedness other than the Senior Indebtedness. For clarity, such restriction shall not preclude the payment of regularly scheduled interest payments which may accrue under such Permitted Indebtedness;

(e)   redeem or repurchase its Equity Interest (except on a pro rata basis among all holders thereof);

(f)    declare or pay any cash dividend or distribution on any Equity Interest of the Company or of its Subsidiaries;

(g)   make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in the Company's most recent Annual Report filed on Form 10-K with the SEC or modify its corporate structure or purpose; or

(h)   encumber or allow any Liens on, any of its own or its licensed copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of the Company and its Subsidiaries connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, other than Permitted Liens; or

(i)     enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof.

(14)        AFFIRMATIVE COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall, and the Company shall cause each Subsidiary to, directly or indirectly:

(a)   maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary;

(b)   maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder; and

(c)   maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(15)        VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote of the Required Holders at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment or waiver of any provision to this Note or any of the Other Notes. Any change, amendment or waiver by the Company and the Required Holders shall be binding on the Holder of this Note and all holders of the Other Notes.

(16)        TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement.

(17)        REISSUANCE OF THIS NOTE.

(a)   Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 20(d) and subject to Section 3(c)(iii)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 20(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)   Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal.

(c)   Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 20(d) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)   Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 20(a) or Section 20(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges, if any, on the Principal and Interest of this Note, from the Issuance Date.

(18)        REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion, redemption and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(19)        PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

(20)        CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the purchasers of the Notes pursuant to the Securities Purchase Agreement (the "Purchasers") and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(21)        FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(22)        DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price or the Closing Sale Price or the arithmetic calculation of the Conversion Rate, the Conversion Price or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within one (1) Business Day of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one (1) Business Day submit via facsimile or electronic mail (a) the disputed determination of the Closing Bid Price or the Closing Sale Price to an independent, reputable investment bank selected by the Holder and approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed, or (b) the disputed arithmetic calculation of the Conversion Rate, Conversion Price or any Redemption Price to an independent, outside accountant, selected by the Holder and approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed. The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(23)        NOTICES; PAYMENTS.

(a)   Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company shall give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)   Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided, that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of ten percent (10.0%) per annum from the date such amount was due until the same is paid in full ("Late Charge").

(24)        CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(25)        WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(26)        GOVERNING LAW; JURISDICTION; JURY TRIAL. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(27)        Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(28)        DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

(29)        USURY. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate or in an amount which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate or amount which the Company is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Company is at any time required or obligated to pay interest hereunder at a rate or in an amount in excess of such maximum rate or amount, the rate or amount of interest under this Note shall be deemed to be immediately reduced to such maximum rate or amount and the interest payable shall be computed at such maximum rate or be in such maximum amount and all prior interest payments in excess of such maximum rate or amount shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

(30)        CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)   "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b)   "Attribution Parties" means, collectively, the following Persons and entities, which the Holder shall identify in writing to the Company on the Closing Date and from time to time thereafter, together with the number of shares of Common Stock beneficially owned: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(c)   "Bloomberg" means Bloomberg Financial Markets.

(d)   "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e)   "Change of Control" means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(f)    "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

(g)   "Closing Date" shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

(h)   "Common Stock" means (i) the Company's shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(i)     "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(j)     "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(k)   "Default Rate" means 10.0% per annum.

(l)     "Designee" means Empery Asset Management, LP.

(m)        "Eligible Market" means the Principal Market, The New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market or The NASDAQ Capital Market.

(n)   "Equity Interests" means (a) all shares of capital stock (whether denominated as common capital stock or preferred capital stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, Options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

(o)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(p)   "Fundamental Transaction" means (A) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(q)   "GAAP" means United States generally accepted accounting principles, consistently applied.

(r)    "Group" means a "group" as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(s)    "Holiday" means a day other than a Business Day or on which trading does not take place on the Principal Market.

(t)     "Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business consistent with past practice), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(u)   "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(v)   "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common capital stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or entity designated by the Required Holders or in the absence of such designation, such Person or such entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(w) "Permitted Indebtedness" means (i) the Senior Indebtedness, (ii) the Indebtedness evidenced by the Company’s 8% Subordinated Convertible Promissory Notes due November 30, 2018 and February 28, 2019 respectively, outstanding on the date hereof or issued after the date hereof in lieu of payment of accrued interest thereon (collectively, the “8% Notes”), and any indebtedness issued in exchange for or to refinance the Indebtedness evidenced by the 8% Notes, (iii) Indebtedness evidenced by this Note and the Other Notes(iv) trade payables incurred in the ordinary course of business consistent with past practice, (v) unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Required Holders and approved by the Required Holders in writing, and which Indebtedness does not provide at any time for (a) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (b) total interest and fees at a rate in excess of five percent (5.0%) per annum and (vi) Indebtedness secured by Permitted Liens described in clauses (iv) and (v) of the definition of Permitted Liens.

(x)   "Permitted Liens" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(viii).

(y)   "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(z)   "Principal Market" means the NYSE MKT LLC.

(aa)   "Redemption Dates" means, collectively, the Event of Default Redemption Dates, the Change of Control Redemption Dates and the Company Optional Redemption Dates, each of the foregoing, individually, a Redemption Date.

(bb)  "Redemption Notices" means, collectively, the Event of Default Redemption Notices, the Change of Control Redemption Notices and the Company Optional Redemption Notices, each of the foregoing, individually, a Redemption Notice.

(cc)   "Redemption Prices" means, collectively, the Event of Default Redemption Prices, the Change of Control Redemption Prices and the Company Optional Redemption Prices, each of the foregoing, individually, a Redemption Price.

(dd)  "Related Fund" means, with respect to any Person, a fund or account managed by such Person or an Affiliate of such Person.

(ee)   "Required Holders" means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding and shall include the Designee so long as the Designee or any of its Affiliates holds any Notes.

(ff)  "SEC" means the United States Securities and Exchange Commission.

(gg)  "Securities Purchase Agreement" means that certain securities purchase agreement dated as of the Subscription Date by and among the Company and the Purchasers of the Notes pursuant to which the Company issued the Notes and Warrants.

(hh)  “Senior Indebtedness” means the principal of, and interest and premium, if any, on any and all, (i) indebtedness of the Company for borrowed money or obligations with respect to which the Company is a guarantor, to banks, insurance companies, or other financial institutions or entities regularly engaged in the business of lending money, in each case as in effect as of the date hereof, or as may be borrowed hereafter, including without limitation, indebtedness incurred by one or more of the Company’s subsidiaries under the Amended and Restated Revolving Credit, Term Loan, Equipment Line and Security Agreement, dated as of June 27, 2013 among Air Industries Machining, Corp., Welding Metallurgy, Inc., Nassau Tool Works, Inc., Woodbine Products Inc., Eur-Pac Corporation, Electronic Connection Corporation, The Sterling Engineering Corporation, and PNC Bank, National Association, as agent for the various lenders named therein, as amended as of the date hereof, the payment of which has been guaranteed by the Company and Air Realty Group, LLC (the “Guarantors”), (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a Guarantor, provided that such indebtedness issued in exchange for or to refinance Senior Indebtedness or arising from the satisfaction of Senior Indebtedness by a Guarantor is on commercially reasonable terms as of the date of incurrence not to exceed the principal amount under such Senior Indebtedness and provided further that the Company provides the Holder with prior written notice of such action.

(i)   "Standard Settlement Period" means the standard settlement period, expressed in a number of Trading Days, on the Company's primary trading market with respect to the Common Stock as in effect on the date of delivery of the applicable Conversion Notice.

(ii)  "Subject Entity" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(jj)  "Subscription Date" means May [  ], 2017.

(kk)  "Subsidiary" has the meaning ascribed to such term in the Securities Purchase Agreement.

(ll)  "Successor Entity" means one or more Person or Persons (or, if so elected by the Required Holders, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Required Holders, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(i)   "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock on such day, then on the principal securities exchange or securities market on which the Common Stock is then traded.

(mm) "Transaction Document" has the meaning ascribed to such term in the Securities Purchase Agreement.

(nn)  "Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

Air Industries Group
By:_________________________________
Name:
Title:

EXHIBIT I

AIR INDUSTRIES GROUP

CONVERSION NOTICE

Reference is made to the Senior Convertible Note (the "Note") issued to the undersigned by Air Industries Group, a Nevada corporation (the "Company"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $0.001 per share (the "Common Stock") of the Company, as of the date specified below.

Date of Conversion:
Aggregate Conversion Amount to be converted or number of Conversion Shares to be issued upon conversion:
Please confirm the following information:
Conversion Price:
If Aggregate Conversion Amount is provided above, number of shares of Common Stock to be issued:
Please issue the Common Stock into which the Note is being converted in the following name and to the following address:
Issue to:

Facsimile Number and Electronic Mail:
Authorization:
By:
Title:
Dated:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Broadridge Investor Communication Solutions Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated May __, 2017 from the Company and acknowledged and agreed to by Broadridge Investor Communication Solutions Inc.

Air Industries Group
By:_________________________________
Name:
Title:

EXHIBIT B

[FORM OF WARRANT]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

AIR INDUSTRIES GROUP

Warrant To Purchase Common Stock

Warrant No.: ________

Number of Shares of Common Stock:_____________

Date of Issuance: May [___], 2017 ("Issuance Date")

Air Industries Group, a Nevada corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [BUYER], the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below), ______________ (_____________)6 fully paid nonassessable shares of Common Stock, subject to adjustment as provided herein (the "Warrant Shares"). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this "Warrant"), shall have the meanings set forth in Section 17. This Warrant is one of the Warrants to purchase Common Stock (the "SPA Warrants") issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of May [  ], 2017 (the "Subscription Date"), by and among the Company and the investors (the "Buyers") referred to therein (the "Securities Purchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to such terms in the Securities Purchase Agreement.

___________________________

6 Insert 30% of the number of shares of Common Stock issuable to the Holder on the Closing Date upon conversion of the Notes (as defined in the Securities Purchase Agreement) (without regard to any limitation on conversion set forth therein) purchased by the Holder pursuant to the Securities Purchase Agreement.

•                EXERCISE OF WARRANT.

•	Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Issuance Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash by wire transfer of immediately available funds or (B) if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). No ink-original Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice be required. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Trading Day following the date on which the Holder has delivered an Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company's transfer agent (the "Transfer Agent"). On or before the earlier of (i) third (3rd) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case, following the date on which the Holder has delivered the Exercise Notice, so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the first (1st) Trading Day following the date on which the Holder has delivered the Exercise Notice (a "Share Delivery Date") (provided that if the Aggregate Exercise Price has not been delivered by such date, the applicable Share Delivery Date shall be one (1) Trading Day after the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company's obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination.

Exercise Price. For purposes of this Warrant, "Exercise Price" means the lesser of the (i) closing price on Friday May 12, 2017, and (ii) the Weighted Average Price of the Common Stock for the five trading days ending Thursday May 11, 2017.

•	Company's Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the applicable Share Delivery Date either (I) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company's share register or if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the Holder's balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant or (II) if a registration statement covering the resale of the Warrant Shares that are the subject of the Exercise Notice (the "Unavailable Warrant Shares") is not available for the resale of such Unavailable Warrant Shares and the Company fails to promptly (x) so notify the Holder and (y) deliver the Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit / Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a "Notice Failure" and together with the event described in clause (I) above, an "Exercise Failure"), then, in addition to all other remedies available to the Holder, the Holder, upon written notice to the Company, may retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice. In addition to the foregoing, if on or prior to the applicable Share Delivery Date either (I) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company's share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise hereunder or pursuant to the Company's obligation pursuant to clause (ii) below or (II) a Notice Failure occurs, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”) over the product of (A) such number of shares of Common Stock, times (B) the price at which the sell order giving rise to such purchase obligation was executed. Nothing shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof.

Cashless Exercise. Notwithstanding anything contained herein to the contrary, if a registration statement covering the resale of the Unavailable Warrant Shares is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number = (A x B) - (A x C)

      B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= as applicable: (i) the Weighted Average Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of "regular trading hours" (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Closing Bid Price of the Common Stock on the principal trading market as reported by Bloomberg as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during "regular trading hours" on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof or (iii) the Weighted Average Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of "regular trading hours" on such Trading Day.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the date hereof, the Company hereby acknowledges and agrees that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement.

Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

•	Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the "Maximum Percentage") of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the other SPA Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission (the "SEC"), as the case may be, (y) a more recent public announcement by the Company or (3) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the "Reported Outstanding Share Number"). If the Company receives an

Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder's beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the "Reduction Shares") and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of SPA Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

•	Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (the "Required Reserve Amount" and the failure to have such sufficient number of authorized and unreserved shares of Common Stock, an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that upon any exercise of this Warrant, the Company does not have sufficient authorized shares to deliver in satisfaction of such exercise, then unless the Holder elects to void such attempted exercise, the Holder may require the Company to pay to the Holder within three (3) Trading Days of the applicable exercise, cash in an amount equal to the product of (i) the quotient determined by dividing (x) the number of Warrant Shares that the Company is unable to deliver pursuant to this Section 1(g), by (y) the total number of Warrant Shares issuable upon exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant) and (ii) the Black Scholes Value; provided, that (x) references to "the day immediately following the public announcement of the applicable Fundamental Transaction" in the definition of "Black Scholes Value" shall instead refer to "the date the Holder exercises this Warrant and the Company cannot deliver the required number of Warrant Shares because of an Authorized Share Failure" and (y) clause (iii) of the definition of "Black Scholes Value" shall instead refer to "the underlying price per share used in such calculation shall be the highest Weighted Average Price during the period beginning on the date of the applicable date of exercise and the date that the Company makes the applicable cash payment."

•                ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(i)Adjustment Upon Subdivision or Combination of Shares of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant, with the prior written consent of the Required Holders, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(iii)Reset. On the earlier to occur of (i) the consummation by the Company of an offering of Common Stock pursuant to the Company's Registration Statement No. 333-217582 provided that such offering results in gross process to the Company of at least $3,000,000 and (ii) the first date on which no Notes are outstanding, the Exercise Price then in effect shall be reset to equal the lower of (x) the Exercise Price then in effect and (y) if the trigger of the reset of the Exercise Price pursuant to this Section 2(c) is (A) the immediately preceding clause (i), the lowest price at which the Company offers shares of Common Stock pursuant to such registration statement and (B) the immediately preceding clause (ii), the Weighted Average Price of the Common Stock on such first date on which no Notes are outstanding.

•                RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder's right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

•                 PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(iv)Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

•	Fundamental Transactions. The Company shall cause any Successor Entity in a Fundamental Transaction in which the Company is not the survivor to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders, including agreements, if so requested by the Required Holders, to deliver to each holder of the SPA Warrants in exchange for such SPA Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and reasonably satisfactory to the Required Holders, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the occurrence or consummation of such Fundamental Transaction). No later than (i) thirty (30) days prior to the occurrence or consummation of any Fundamental Transaction or (ii) if later, the first Trading Day following the date the Company first becomes aware of the occurrence or potential occurrence of a

Fundamental Transaction, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to the Holder. Upon the occurrence or consummation of any Fundamental Transaction, , the Company and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term "Company" under this Warrant (so that from and after the date of such Fundamental Transaction, each and every provision of this Warrant referring to the "Company" shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Warrant with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Warrant, and, solely at the request of the Holder, if the Successor Entity and/or Successor Entities is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, shall deliver (in addition to and without limiting any right under this Warrant) to the Holder in exchange for this Warrant a security of the Successor Entity and/or Successor Entities evidenced by a written instrument substantially similar in form and substance to this Warrant and exercisable for a corresponding number of shares of capital stock of the Successor Entity and/or Successor Entities (the "Successor Capital Stock") equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction (such corresponding number of shares of Successor Capital Stock to be delivered to the Holder shall be equal to the greater of (A) the quotient of (i) the aggregate dollar value of all consideration (including cash consideration and any consideration other than cash ("Non-Cash Consideration"), in such Fundamental Transaction, as such values are set forth in any definitive agreement for the Fundamental Transaction that has been executed at the time of the first public announcement of the Fundamental Transaction or, if no such value is determinable from such definitive agreement, as determined in accordance with Section 12 with the term "Non-Cash Consideration" being substituted for the term "Exercise Price") that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant) (the "Aggregate Consideration") divided by (ii) the per share Closing Sale Price of such Successor Capital Stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction and (B) the product of (i) the quotient obtained by dividing (x) the Aggregate Consideration, by (y) the Closing Sale Price of the Common Stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction and (ii) the highest exchange ratio pursuant to which any shareholder of the Company may exchange Common Stock for Successor Capital Stock) (provided, however, to the extent that the Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then the Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for the Holder until such time or times, as its right thereto would not result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be delivered such shares to the extent as if there had been no such limitation), and such security shall be satisfactory to the Holder, and with an identical exercise price to the Exercise Price hereunder (such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting after the consummation or occurrence of such Fundamental Transaction the economic value of this Warrant that was in effect immediately prior to the consummation or occurrence of such Fundamental Transaction, as elected by the Holder solely at its option). Upon occurrence or consummation of the Fundamental Transaction, the Company and the Successor Entity or Successor Entities shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the occurrence or consummation of the Fundamental Transaction, as elected by the Holder solely at its option, shares of Common Stock, Successor Capital Stock or, in lieu of the shares of Common Stock or Successor Capital Stock (or other securities, cash, assets or other property purchasable upon the exercise of this Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that, and any applicable Successor Entity or Successor Entities shall ensure that, the Holder will thereafter have the right to receive upon exercise of this Warrant at any time after the occurrence or consummation of the Corporate Event, shares of Common Stock or Successor Capital Stock or, if so elected by the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Corporate Event (but not in lieu of such items still issuable under Sections 3 and 4(a), which shall continue to be receivable on the Common Stock or on the such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Warrant been exercised immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

•                NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

•                 WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

•                 REISSUANCE OF WARRANTS.

(v)Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no SPA Warrants for fractional Warrant Shares shall be given.

Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

•                 NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

•                 AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders. Any change, amendment or waiver by the Company and the Required Holders shall be binding on the Holder of this Warrant and all holders of the other SPA Warrants.

•                 GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

•                 CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

•                 DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within one (1) Business Day of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one (1) Business Day submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Holder and approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed or (b) the disputed arithmetic calculation of the Warrant Shares to an independent, outside accountant, selected by the Holder and approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

•                 REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

•                 TRANSFER. This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company, except as may otherwise be required by Section 2(f) of the Securities Purchase Agreement.

•                 SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

•                DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

•                 CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(vi)"1933 Act" means the Securities Act of 1933, as amended.

•	"Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(vii)"Attribution Parties" means, collectively, the following Persons and entities, which the Holder shall identify in writing to the Company on the Closing Date and from time to time thereafter, together with the number of shares of Common Stock beneficially owned: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

"Black Scholes Value" means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, (iii) the greater of (x) Closing Sale Price of the Common Stock as of the day the applicable Fundamental Transaction is publicly announced, or, if the Fundamental Transaction is not publicly announced, the date immediately preceding the date the Fundamental Transaction is consummated and (y) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in the Fundamental Transaction, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

"Bloomberg" means Bloomberg Financial Markets.

"Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

"Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

"Common Stock" means (i) the Company's shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

"Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

"Designee" means Empery Asset Management, LP.

"Eligible Market" means the Principal Market, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market or The New York Stock Exchange, Inc.

"Expiration Date" means the date sixty (60) months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "Holiday"), the next day that is not a Holiday.

•	"Fundamental Transaction" means (A) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

•	"Group" means a "group" as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

"Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

•	"Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common capital or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

"Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

"Principal Market" means the NYSE MKT LLC.

"Required Holders" means the holders of the SPA Warrants representing at least a majority of the shares of Common Stock underlying the SPA Warrants then outstanding and shall include the Designee so long as the Designee or any of its Affiliates holds any SPA Warrants.

"Standard Settlement Period" means the standard settlement period, expressed in a number of Trading Days, on the Company's primary trading market with respect to the Common Stock as in effect on the date of delivery of the applicable Exercise Notice.

•	"Subject Entity" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

•	"Subsidiary" has the meaning ascribed to such term in the Securities Purchase Agreement.

•	"Successor Entity" means one or more Person or Persons (or, if so elected by the Required Holders, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Required Holders, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

•	"Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock on such day, then on the principal securities exchange or securities market on which the Common Stock is then traded.

"Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term "Weighted Average Price" being substituted for the term "Exercise Price." All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

AIR INDUSTRIES GROUP By:___________________________ Name: Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

air industries group

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of Air Industries Group, a Nevada corporation (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a "Cash Exercise" with respect to _________________ Warrant Shares; and/or

____________ a "Cashless Exercise" with respect to _______________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

_________________________

Name of Registered Holder

By: _______________________

       Name:

       Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Broadridge Investor Communication Solutions Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated May __, 2017 from the Company and acknowledged and agreed to by Broadridge Investor Communication Solutions Inc.

AIR INDUSTRIES GROUP By:________________________________ Name: Title:

EXHIBIT C

TRANSFER AGENT INSTRUCTIONS

AIR INDUSTRIES GROUP

May __, 2017

Air Industries Group

3609 Motor Parkway, Suite 100

Hauppauge, New York 11788

Telephone: (631) 881-4920

Attention: Michael E. Recca, Chief Financial Officer

E-mail: mer@airindustriesgroup.com

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of May 10, 2017 (the "Agreement"), by and among Air Industries Group, a Nevada corporation (the "Company"), and the investors named on the Schedule of Buyers attached thereto (collectively, the "Holders"), pursuant to which the Company is issuing to the Holders (i) subordinated convertible notes (the "Notes"), which are convertible into shares of the common stock of the Company, par value $0.001 per share (the "Common Stock") and (ii) warrants (the "Warrants"), which are exercisable to purchase shares of Common Stock.

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time):

(i) to issue shares of Common Stock upon conversion of the Notes (the "Conversion Shares") to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Conversion Notice, in the form attached hereto as Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon; and

(ii) to issue shares of Common Stock upon exercise of the Warrants (the "Warrant Shares") to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Exercise Notice, in the form attached hereto as Exhibit II, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.

You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company's legal counsel that either (i) a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), or (ii) sales of the Conversion Shares and/or the Warrant Shares may be made in conformity with Rule 144 under the 1933 Act ("Rule 144") and (b) if applicable, a copy of such registration statement, then within three (3) business days of your receipt of a notice of transfer, Conversion Notice or Exercise Notice, you shall issue the certificates representing the Conversion Shares and/or the Warrant Shares, as applicable, registered in the names of such transferees, and such certificates shall not bear any legend restricting transfer of the Conversion Shares and/or the Warrant Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Conversion Shares and Warrant Shares are not registered for resale under the 1933 Act or able to be sold under Rule 144, then the certificates for such Conversion Shares and/or Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ____________.

Very truly yours, AIR INDUSTRIES GROUP By: ___________________________ Name: Title:

THE FOREGOING INSTRUCTIONS ARE

ACKNOWLEDGED AND AGREED TO

this ___ day of May, 2017

Broadridge Investor

Communication Solutions Inc.

By: _______________________

       Name: __________________

       Title: ___________________

Enclosures

cc:	Buyers Jonathan J. Russo, Esq.

EXHIBIT I

AIR INDUSTRIES GROUP

CONVERSION NOTICE

Reference is made to the Senior Convertible Note (the "Note") issued to the undersigned by Air Industries Group, a Nevada corporation (the "Company"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $0.001 per share (the "Common Stock") of the Company, as of the date specified below.

Date of Conversion:
Aggregate Conversion Amount to be converted or number of Conversion Shares to be issued upon conversion:
Please confirm the following information:
Conversion Price:
If Aggregate Conversion Amount is provided above, number of shares of Common Stock to be issued:
Please issue the Common Stock into which the Note is being converted in the following name and to the following address:
Issue to:

Facsimile Number and Electronic Mail:
Authorization:
By:
Title:
Dated:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Broadridge Investor Communication Solutions Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated May __, 2017 from the Company and acknowledged and agreed to by Broadridge Investor Communication Solutions Inc.

Air Industries Group
By:_________________________________
Name:
Title:
(i)

EXHIBIT II

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

air industries group

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of Air Industries Group, a Nevada corporation (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a "Cash Exercise" with respect to _________________ Warrant Shares; and/or

____________ a "Cashless Exercise" with respect to _______________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

_________________________

Name of Registered Holder

By: _______________________

       Name:

       Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Broadridge Investor Communication Solutions Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated May __, 2017 from the Company and acknowledged and agreed to by Broadridge Investor Communication Solutions Inc.

AIR INDUSTRIES GROUP By:________________________________ Name: Title:

EXHIBIT D

[Letterhead of Eaton & Van Winkle LLP}

Vincent J. McGill	Direct Dial: (212) 561-3604
Partner	Email: VMcGill@EVW.com

May __, 2017

Buyers of the Subordinated Convertible Notes and Warrants

of Air Industries Group Under a Securities Purchase

Agreement dated as of May 10, 2017

Gentlemen:

We have acted as counsel to Air Industries Group, a Nevada corporation (the "Company"), in connection with the issuance and sale by the Company to the Buyers of an aggregate of $______ face amount of the Company’s Subordinated Convertible Notes (the “Notes”), together with warrants to purchase an aggregate of ____ shares of the Company’s common stock (the “Warrants”) under a Securities Purchase Agreement dated as of May 10, 2017, by and among the Company and the Purchasers named therein (the “Purchase Agreement”).

This letter is being delivered to you pursuant to Section 7(ii) of the Purchase Agreement. All capitalized terms used in this letter which are defined in the Purchase Agreement but not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

In connection with this opinion, we have examined originals or copies of:

(i)	the Articles of Incorporation of the Company (the “Articles of Incorporation”), as in effect as of the date hereof;

(ii)	the By-laws of the Company, as in effect as of the date hereof;

(iii)	the Purchase Agreement;

(iv)	the form of Note;

(v)	the form of Warrant; and

(vi)

such other records of the Company, certificates of public officials and of officers or other representatives of the Company and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering this opinion, we have relied upon and assumed the following without independent investigation or verification of any kind:

(a)       We have assumed the authenticity of all documents and instruments submitted to us as originals, the legal capacity of all natural persons, the genuineness of all signatures and the conformity to original documents and instruments of all documents and instruments submitted to us as certified, photostatic, electronic or telecopied copies.

(b)       We have assumed the power and authority of each corporate signatory of a document or instrument to execute said document or instrument (other than with respect to the Company).

(c)       We have assumed the due authorization, execution and delivery of the Purchase Agreement and the other Transaction Documents by the Investors.

(d)       As to matters of fact material to the opinions expressed in this letter, we have relied upon certificates or other written statements of public authorities and certificates or other written statements of officers and directors of the Company, as well as the representations of the Company in the Purchase Agreement. The phrases "to our knowledge," “of which we are aware” or "known to us" when used in this letter, mean that with respect to the factual matter covered thereby, nothing has come to the attention of those attorneys in our office who directly participated in this engagement or are otherwise involved on an ongoing basis in providing legal services to the Company that would give them actual knowledge or actual notice that (x) any representation or warranty included in the Purchase Agreement is not accurate or complete, or (y) that any information set forth in any of the foregoing documents, certificates and information on which they have relied is not accurate or complete.

(e)       We have assumed that any certificate of a public authority on which we have relied that was given or dated earlier than the date of this opinion continues to remain accurate, insofar as relevant to such opinion, from such earlier date through and including the date of this opinion.

(f)       For purposes of this opinion, we have assumed that the parties choice of New York law as the governing law of the Transaction Documents to be executed and delivered by the Company will be respected by any court before which an issue related thereto shall be litigated.

Additionally, we have, with your consent, assumed and relied upon, the following:

(g)       The accuracy and completeness of all certificates and other statements, documents and records reviewed by us, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Transaction Documents with respect to the factual matters set forth herein.

(h)       All parties to the documents reviewed by us other than the Company are duly incorporated, validly existing and in good standing under the laws of all jurisdictions where they are conducting their business or otherwise required to be so qualified, and have full power and authority to execute, deliver and perform their duties under such documents and all such documents have been duly authorized, executed and delivered by such parties.

(i)       The incumbency and authority of all public officials signing as such and the accuracy of all certificates and similar documents issued by public officials.

In addition, we wish to advise you that:

(j)       As members of the Bar of the State of New York we do not purport to be experts in the laws of any jurisdictions other than the Federal laws of the United States, the laws of the State of New York and Chapter 78 (Private Corporations) of the Nevada Revised Statutes (the Nevada General Corporation Law”). No opinion is expressed with respect to the laws, rules or regulations of any other jurisdiction, whether U.S. or foreign.

(k) The enforceability of any agreement referred to in this letter is limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application relating to or affecting creditors' rights and the application of equitable principles relating to the availability of remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law), and rights to indemnity and contribution may be limited by federal or state securities laws and the public policy underlying such laws, and the availability of the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

(n)       We express no opinion with respect to environmental, health, safety or similar laws or as to any compliance by any person therewith.

Based upon and subject to the foregoing, we are of the opinion that:

E.	The Company and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, except that Air Realty Group, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Connecticut. The Company and each of its Subsidiaries has the requisite corporate power to own, lease and operate its properties and to conduct its business as presently conducted, except that Air Realty Group, LLC has the requisite power to own, lease and operate its properties and to conduct its business as presently conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which such qualification is necessary to conduct its business, except where the failure to be so qualified does not have a Material Adverse Effect.

F.	The Company has the requisite corporate power and authority to execute, deliver and perform all of its obligations under the Transaction Documents to which it is a party, including, without limitation, the issuance of the Notes, the Warrants, the Conversion Shares and the Warrant Shares (together with the Conversion Shares, the “Underlying Shares”), in accordance with the respective terms thereof, except to the extent that the issuance of the Underlying Shares would be in excess of the number of shares of Common Stock authorized by the Company’s Articles of Incorporation and require an amendment to the Company’s Articles of Incorporation, subject to stockholder approval, increasing the number of authorized shares of Common Stock to a number sufficient for the Company to perform all of its obligations under the Transaction Documents (the “Charter Amendment Limitation”). The execution and delivery of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated therein (including, without limitation, the issuance and sale of the Notes, Warrants and the reservation for issuance and issuance of the Underlying Shares) have been duly authorized by all necessary action and no further consent or authorization of the Company, its board of directors or its stockholders is required, except for the Charter Amendment Limitation.

G.	The Transaction Documents to which the Company is a party have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

H.	The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby (including, without limitation, the issuance of the Notes, the Warrants and the reservation for issuance and issuance of the Underlying Shares) (a) do not and will not result in a violation of, or constitute a default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under (i) the Articles of Incorporation (including without limitation, the Certificate of Designation authorizing the issuance of the Company’s Series A Convertible Preferred Stock) or By-laws of the Company, each as in effect as of the date hereof (collectively, the “Organizational Documents”), (ii) any other agreement, note, lease, mortgage, deed or other instrument to which the Company is a party or by which the Company is bound or affected that has been publicly filed (the "Publicly Filed Documents"), except (x) insofar as the consent of PNC Bank, National Association (“PNC Bank”), as agent for the lenders under the Company’s Amended and Restated Revolving Credit, Term Loan and Security Agreement with PNC Bank (the “Loan Facility”) is required for the issuance of the Notes and the other transactions contemplated by the Purchase Agreement, which consent has been obtained, and (y) that the Company has not filed a registration statement for the resale of the Registrable Securities, as required by and as that term is defined in the Registration Rights Agreement dated as of May 26, 2016, as amended, with the purchasers of its Series A Convertible Preferred Stock [or in respect of shares of Common Stock issuable upon exercise of outstanding warrants which grant the holders thereof registration rights (the “Registration Defaults”), or (iii) any federal or New York State law, rule or regulation (including, without limitation, federal and state securities laws and regulations and the rules and regulations of the Principal Market), or any order, injunction or decree applicable to the Company of which we are aware and (b) to our knowledge, do not and will not result in or require the creation of any Lien (other than pursuant to the Transactions Documents) upon or with respect to any of its respective properties, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

I.	When so issued, (x) the Notes, the Warrants and the Underlying Shares will be duly authorized and validly issued, fully paid and non-assessable, and free of any all liens and charges and preemptive or similar rights contained in the Company's Organizational Documents or any agreement, note, lease, publicly filed mortgage deed or other instrument to which the Company is a party or by which the Company is bound that are Publicly Filed Documents, except for the Registration Defaults referred to in paragraph 4 of this opinion. The Underlying Shares have been duly and validly authorized and reserved for issuance by all proper corporate action.

J.	As of the date hereof, the authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, par value $0.001 per share, and 3,000,000 shares of Preferred Stock, par value $0.001 per share, of which 2,000,000 have been designated as Series A Convertible Preferred Stock. Based solely upon the representations and warranties of the Company set forth in the Purchase Agreement, as of the date of the Purchase Agreement: there were issued and outstanding 1,247,668 shares of Series A Convertible Preferred Stock and 7,650,165 shares of Common Stock; and there were reserved for issuance 2,535,885 shares of Common Stock for issuance upon conversion of the Series A Convertible Preferred Stock, 482,550 shares of Common Stock for issuance upon conversion of the Company’s 8% Subordinated Convertible Notes due November 30, 2018 and January 31, 2019 (collectively, the “8% Notes”), 1,056,644 shares of Common Stock for issuance upon exercise of outstanding warrants and 516,342 shares of Common Stock for issuance pursuant to the Company's stock option and purchase plans. None of the shares of Common Stock are subject to preemptive rights or other rights of the stockholders of the Company pursuant to the Company’s Organizational Documents or under the Nevada Business Corporation Act or any Publicly Filed Documents, except that the holders of the Series A Convertible Preferred Stock have registration rights with respect to the Series A Convertible Preferred Stock and the shares of Common Stock issuable upon conversion thereof. There are no securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Notes, the Warrants or the Underlying Shares.

K.	Assuming the accuracy of the representations and warranties of the Investors in Section 2(b) of the Purchase Agreement as to their status as “accredited investors” (as that term is defined in Rule 501(a) of Regulation D under the 1933 Act), the offer and sale of the Notes and the Warrants in accordance with the Purchase Agreement and the issuance and delivery of the Underlying Shares in accordance with the Transaction Documents constitute transactions exempt from the registration requirements of the 1933 Act.

L.	No authorization, approval, consent, filing or other order of any federal, state or New York State governmental body, regulatory agency, self-regulatory organization or stock exchange or market, or the stockholders of the Company, or any court or, to our knowledge, any third party, is required to be obtained by the Company to enter into and perform its obligations under the Transaction Documents, or the issuance and sale of the Notes, the Warrants or the Underlying Shares in accordance with the Transaction Documents or for the exercise of any rights and remedies under any Transaction Documents, except (i) the filing of a Form D under Regulation D of the 1933 Act, (ii) the filing of a Form 8-K pursuant to the 1934 Act, (iii) the listing of the Underlying Shares on the Principal Market, (iv) the consent of PNC Bank, as agent for the lenders under the Company’s Loan Facility, which consent has been obtained, (v) any action necessary in order to qualify the Notes, the Warrants and the Underlying Shares under applicable securities or "Blue Sky" laws of the states of the United States, and (vi) subject to the availability of a sufficient number of shares of Common Stock, the filing of a Certificate of Amendment to the Company’s Articles of Incorporation increasing the number of authorized shares of Common Stock.

M.	To our knowledge, no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization is pending or threatened against the Company or any of its Subsidiaries, or any of their respective properties or assets.

N.	The Company is not an "investment company" or any entity controlled by an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind. The opinions expressed herein are limited solely to those items set forth above, and we specifically do not render any opinions pertaining to any matter not expressly stated herein. The information and opinions set forth in this letter are as of this date, and we disclaim any undertaking to advise you of changes that thereafter may be brought to our attention.

This letter is provided to you solely in connection with the Purchase Agreement and the Placement Agency Agreement. This letter may not be provided to, circulated, used, quoted to or relied upon by any other person without our prior written consent.

Very truly yours, Eaton & Van Winkle LLP By: __________________ Vincent J. McGill

EXHIBIT E

AIR INDUSTRIES GROUP

SECRETARY’S CERTIFICATE

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Air Industries Group, a Nevada corporation (the "Company"), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of May 12, 2017, by and among the Company and the investors listed on the Schedule of Buyers attached thereto (the "Securities Purchase Agreement"), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

(i)	Attached hereto as Exhibit A is a true, correct and complete copy of resolutions adopted by the Board of Directors of the Company at a meeting duly held on April 24, 2017 with respect to the financing provided for in the Securities Purchase Agreement. The resolutions contained in Exhibit A have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

(ii)	Attached hereto as Exhibit B is a true, correct and complete copy of the Articles of Incorporation of the Company, together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Articles of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

(iii)	Attached hereto as Exhibit C is a true, correct and complete copy of the Amended and Restated By-laws of the Company and any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Amended and Restated By-laws, the same being in full force and effect in the attached form as of the date hereof.

(iv)	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature
Peter D. Rettaliata	Acting President and CEO	_________________________

Michael E. Recca	CFO and Secretary	_________________________

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this __ day of May __ 2017.

Michael E. Recca Secretary

I, Peter D. Rettaliata, Acting President and Chief Executive Officer of Air Industries Group, hereby certify that Michael E. Recca is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

_____________________________________ Peter D. Rettaliata Acting President and Chief Executive Officer

EXHIBIT F

AIR INDUSTRIES GROUP

OFFICER'S CERTIFICATE

The undersigned Acting Chief Executive Officer of Air Industries Group, a Nevada corporation (the "Company"), hereby represents, warrants and certifies to the Buyers (as defined below), pursuant to Section 7(viii) of the Agreement (as defined below), as follows:

1.	The representations and warranties of the Company set forth in Section 3 of the Securities Purchase Agreement, dated as of May 12, 2017 (the "Agreement"), among the Company and the investors identified on the Schedule of Buyers attached to the Agreement (the "Buyers"), are true and correct in all respects as of the date hereof (except for representations and warranties that speak as of a specific date, which are true and correct as of such specified date).

2.	The Company has performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents (as defined in the Agreement) to be performed, satisfied and complied with by the Company as of the date hereof.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of May, 2017.

___________________________ Name: Peter D. Rettaliata Title: Acting Chief Executive Officer

DISCLOSURE SCHEDULES TO SECURITIES PURCHASE AGREEMENT DATED MAY 12, 2017 AMONG AIR INDUSTRIES GROUP AND THE BUYERS OF ITS SUBORDINATED CONVERTIBLE NOTES AND WARRANTS

Schedule 3(r)(i) and (v)

Equity Capitalization

Holders of Series A Preferred Stock have registration rights under a registration rights agreement dated May 26, 2016, as amended, entered into in connection with the issuance and sale of the Series A Preferred Stock. The Company was required to, but has not filed, a registration statement for the resale of (A) the shares of Series A Preferred Stock (i) issued in the May-June 2016 offering of the Series A Preferred Stock (the “Preferred Stock Offering”), (ii) the shares of Series A Preferred Stock issued upon conversion of the Company’s 12% Subordinated Convertible Notes due December 31, 2017 issued and sold in August 2016, which were automatically converted into shares of Series A Preferred Stock on November 30, 2016, and (iii) the shares of Series A Preferred Stock issued in lieu of payment of cash dividends on the outstanding shares of Series A Preferred Stock on September 15, 2016, December 15, 2016 and March 15, 2017, and (B) the shares of Common Stock issuable upon conversion of the Series A Preferred Stock. In addition, the Company was required, but did not register shares of Common Stock issuable upon certain warrants issued to the placement agents for the Preferred Stock Offering and certain previous securities offerings. Taglich Brothers, Inc. (“Taglich Brothers”) was the placement agent for all of those offerings and Craig-Hallum Capital LLC was co-placement agent for the Preferred Stock Offering. The warrants issued to Taglich Brothers have been assigned to its officers and employees.

Schedule 4(d)

Use of Proceeds

Payment of outstanding accounts payable and working capital